1 | P a g e February 2022 Summary from the Annual Meeting On Tuesday, February 15, 2022, Cardinal held its Annual Members Meeting at the Towne Square Community Centre in Winchester, Indiana. During the meeting, two incumbent directors, Tom Chalfant and Phil Zicht, were elected to serve additional three-year terms. The members also approved the endorsement of the compensation of our executive officers and the minutes from the prior year’s meeting. For the calendar year tax purposes, ordinary income ended at $4,719 per unit. This is the amount that was reported on the K-1 mailed at the beginning of February. Jeff Painter, CEO, reported on Cardinal’s continuing efforts to address challenges faced in the industry that are lingering from unprecedented restrictions, volatile commodity markets, and lack of direction within government policies. These conditions have caused Cardinal to become more flexible with logistics, efficient in our production processes and diligent at managing risks. Jeff continued to summarize operational achievements including denatured ethanol yields, BTU’s per gallon, and ethanol gallons produced. He also outlined major capital projects that are planned for the upcoming fiscal year. Bill Dartt, CFO, reported on the financials for FY 2021 and the First Quarter of 2022. Bill discussed the comparative Balance Sheets, Income Statements and Statements of Cash Flow. He discussed member’s tax affects and differences between book and tax income for the year. He discussed in greater detail where cash is used within the Company. Bill finished the financial presentation by reviewing market conditions and the spread between corn and ethanol prices for FY 2021 and the First Quarter of FY 2022. Bill announced that the Board of Directors declared a $1,500 per unit distribution to unitholders of record as of February 15, 2022. Rob Davis, Chairman of the Board, introduced two up and coming efforts within the Industry which Cardinal is involved—High Protein Feed Production and Carbon Capture & Sequestration. Rob introduced Sean Broderick from CHS Inc. to discuss the high protein market and Hugh Caperton from Vault 44.01 that specializes in injection wells for carbon capture. After both presentations were complete, Rob Davis and the presenters entertained questions of the members. Rob Davis adjourned the Cardinal Ethanol Annual business meeting at 7:45 p.m.

2 | P a g e FISCAL Quarter Ended December 31, 2021 Financial Results Below are the condensed income statements and balance sheets from our annual report filed on Form 10-Q for the fiscal quarter ended December 31, 2021. Some of the highlights and key information include:  Net income was approximately $32 million or about $2,218 per unit for the fiscal quarter ended December 31, 2021, compared to a net loss of approximately ($1 million) or about ($72) per unit for the fiscal quarter ended December 31, 2020.  We experienced an increase in ethanol gallons sold of 8% for the fiscal quarter ended December 31, 2021 as compared to the same period in 2020 resulting primarily from increased ethanol production rates for the period.  The average price per gallon of ethanol sold for the fiscal quarter ended December 31, 2021 was approximately 91% higher than the average price for the same period in 2020, resulting primarily from an increase in fuel demand.  We experienced an increase in DDGS sold for the fiscal quarter ended December 31, 2021 as compared to the same period in 2020 of approximately 1% resulting from increased ethanol production.  DDGS prices were up approximately 6% for the fiscal quarter ended December 31, 2021 compared to the same period in 2020.  We sold approximately the same amount of corn oil for the fiscal quarter ended December 31, 2021 as compared to the same period in 2020. Corn oil prices were approximately 80% higher in the quarter ended December 31, 2021 as compared to December 31, 2020.  Our revenues from soybean sales increased for the fiscal quarter ended December 31, 2021 as compared to the same period in 2020. This increase is primarily a result of an increase in average price per bushel of approximately 14%. This increase was partially offset by a decrease in bushels sold for the quarter ended December 31, 2021 of approximately 11% as compared to the quarter ended December 31, 2020.  We used approximately 2% more bushels of corn to produce our ethanol, distillers’ grain and corn oil in the fiscal quarter ended December 31, 2021 compared to the same period in 2020 due to higher ethanol production for the period.  Corn prices increased 36% for the fiscal quarter ended December 31, 2021 compared to the same period in 2020, primarily due China’s entry back into the market coupled with a smaller crop carryout from 2021’s harvest.  We used approximately 4% more natural gas for the fiscal quarter ended December 31, 2021 as compared with the same period in 2020.  During the fiscal quarter ended December 31, 2021, we purchased approximately 24% less bushels of soybeans compared to the same period in 2020 primarily due to a cash price that was not conducive to producer selling.

3 | P a g e *This information has been derived from the audited Financial Statements and accompanying notes included in our Annual Report on Form 10-K and the unaudited Financial Statements and accompanying notes included in our Quarterly Report on Form 10-Q, which are available at the SEC’s website at: www.sec.gov. You can also access the Annual and Quarterly Reports at Cardinal’s website: www.cardinalethanol.com. More detailed financials and financial footnotes, along with other information, can be found in our quarterly and annual reports filed with the Securities Exchange Commission (SEC). These are available by linking from our website to the SEC website; simply click on “Investors” then “SEC Info”. Please call our office if you need any assistance in obtaining or understanding the reports. Statements of Operations (Three Months Ended) 12/31/2021 12/31/2020 Revenues 150,256,949$ 93,239,981$ Cost of Goods Sold 115,338,341 92,710,626 Gross Profit 34,918,608 529,355 Operating Expenses 2,135,373 1,812,657 Operating Income (Loss) 32,783,235 (1,283,302) Other Income (Expense) (388,071) 227,448 Net Income (Loss) 32,395,164$ (1,055,854)$ Net Income (Loss) Per Unit 2,218$ (72)$ Balance Sheets 12/31/2021 9/30/2021 Assets 213,161,331$ 151,938,925$ Current Liabilities 62,617,352$ 23,741,046$ Long Term Debt 2,905,137$ 3,460,301$ Member's Equity 147,638,842$ 124,737,578$ Total Liabilities & Member's Equity 213,161,331$ 151,938,925$ Book Value Per Share 10,108$ 8,540$ 1st Quarter 2022 Financial Results *

Distributions

At the February 15th meeting, the Board approved a distribution of $1,500 per unit for holders of record at the close of business on that date for a total distribution of $21,909,000. This distribution is expected to be paid by the beginning of March. Please remember to keep us updated with your current contact information for accurate distribution posting. Also, please be mindful of checking Cardinal's website and/or SEC website to find out current distribution status prior to calling the office. For investor related questions, please call Cardinal's office and ask to speak with Bill Dartt or Ashleigh Lawrence.

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Cardinal's Employee Spotlight – Kenney Tackett

This quarter's employee spotlight is on one of our production Shift Supervisors, Kenney Tackett. Kenney has been with Cardinal nearly since inception. He joined our team in January 2010 and just celebrated his 12-year anniversary last month!

Kenney is diligent in making sure the plant operates smoothly while his team is working. He is in charge of five employees on his shift and assists employees in their job functions. Kenney has trained his crew so they can back each other's roles wherever needed. We are proud to employ great leadership in the process team and are thankful to work with Kenney over the past 12 years.

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5 | P a g e CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains forward looking statements regarding future events, future business operations or other future prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Cardinal Ethanol disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise. Certain of these risk and uncertainties are described in our filings with the SEC which are available at the SEC’s website at www.sec.gov.